SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 26, 2001
                Date of Report (date of earliest event reported)



                               CARE CONCEPTS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-20958                    85-0519152
   ---------------------                -----------                 ------------
(State or other jurisdiction            (Commission                (IRS Employer
     of incorporation)                  File Number)                I.D. Number)

                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
                         -------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 794-9450

                                 Not Applicable
                -------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Effective July 26, 2001, Mathis Family Partners, Ltd. whose general partner is Earnest Mathis, an officer and director of the Company, and Gary A. Agron each received 6,181,000 shares of the Company's common stock for a total of 12,362,000 shares in payment of a $63,930 judgment that had been settled for $9,000 and in payment of loans outstanding. Mathis Family Partners, Ltd. and Gary A. Agron each purchased 625,000 shares from Brian J. Kelley for $625 and currently each own or control a total of 6,806,000 shares of the Company's common stock or approximately 22.7% of the 29,999,950 shares of the Company's common stock currently outstanding.

     Also effective July 26, 2001, Brian J. Kelley and his father Jack D. Kelley and his brother Derold L. Kelley received 4,000,000 shares, 2,637,950 shares and 1,000,000 shares respectively, of the Company's common stock in payment of services rendered valued at $.001 per share for a total of 7,637,950 shares for $7,637.95. Although Brian J. Kelley, Jack D. Kelley and Derold L. Kelley (collectively, "the Kelleys") previously owned or controlled 7,229,719 shares of the Company's common stock or 72.3% of the then outstanding shares, by virtue of the above transactions, the Kelleys currently own or control 13,617,669 shares of the Company's common stock or a reduction to approximately 45.4% of the 29,999,950 shares of the Company's common stock currently outstanding. Jack D. Kelley and Derold L. Kelley are directors of the Company.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: July 31, 2001

                                            CARE CONCEPTS, INC.


                                            By: /s/  Earnest Mathis
                                            --------------------------------
                                            Earnest Mathis, President